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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 22, 2008 on the financial statements of The Berkshire Funds, comprising the Berkshire Focus Fund as of December 31, 2007 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to The Berkshire Funds' Regis-tration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.
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Cohen Fund Audit Service, Ltd.
Westlake, Ohio
April 30, 2008